Exhibit 99.1

Capital City Bank Group, Inc.

Receives Notification of Deficiency From NASDAQ
Related to Delayed Filing of Quarterly Report on Form 10-Q

TALLAHASSEE, Fla. (November 21, 2023) – Capital City Bank Group, Inc. today announced that it has received a notice stating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”), the Company is no longer in compliance with the continued listing requirements of Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

The notice from Nasdaq has no immediate effect on the listing or trading of our common stock on the Nasdaq Global Select Market. Under Nasdaq’s listing rules, the Company has 60 calendar days from the date of the notice to submit a plan to regain compliance. If the plan is accepted by Nasdaq, the Company can be granted up to 180 calendar days from the Form 10-Q’s due date to regain compliance. The Company expects to submit a plan to regain compliance or file its Form 10-Q with the Securities and Exchange Commission within the timeline prescribed by Nasdaq.

The Company intends to file its Form 10-Q as promptly as practicable.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $4.1 billion in assets. We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, securities brokerage services and financial advisory services, including the sale of life insurance, risk management and asset protection services. Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 63 banking offices and 100 ATMs/ITMs in Florida, Georgia and Alabama. For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority) that are based on current plans and expectations that are subject to uncertainties and risks. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “vision,” “goal,” and similar expressions are intended to identify forward-looking statements. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements, and you should not rely on these forward-looking statements due to many factors, including: the effects of the restatements described above on prior-period financial statements or financial results; risks related to the timely and correct completion of the restatements and related filings; the risk that the completion and filing of the Amended Reports will take significantly longer than expected and will not be completed in a timely manner; identification of any additional inaccuracies in our financial reporting that require further restatements of previously issued financial statements; the risk that the restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the risk that additional information may become known prior to the expected filing of the Amended Reports with the SEC or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the Amended Reports with the SEC; the possibility that The Nasdaq Stock Market may seek to delist the Company’s securities; the possibility that the Company will not be able to become current in its filings with the SEC; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; risks related to changes in key personnel and any changes in our ability to retain key personnel; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of the restatement and deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; the impact of these matters on the Company’s performance and outlook; and expectations concerning the Company’s performance and financial outlook. Additional factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this press release speak only as of the date of this press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ, except as may be required by law.